UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

Carrier EQ, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56037	37-1981503
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 Lincoln Street, Third Floor, Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 841-7207

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carrier EQ, LLC (the “Company”) is a wholly-owned subsidiary of Lake Niassa Empreendimentos e Participacões Ltda., a limited liability company duly organized under the laws of the Federative Republic of Brazil ("Lake Niassa") that is, in turn, wholly-owned by Via Varejo S.A., a corporation organized under the laws of the Federative Republic of Brazil ("Via Varejo"). Lake Niassa is the sole manager of the Company.

On January 31, 2022 Lake Niassa appointed Flávio Xavier Ferreira to serve as the Company’s Principal Executive Officer and Principal Financial Officer commencing on January 31, 2022. As the Company’s Principal Executive Officer and Principal Financial Officer, Mr. Ferreira will be responsible for overseeing the operation of Company’s plans, financial reporting, and all other finance functions of the Company.

Upon the commencement of Mr. Ferreira's appointment, Lisbeth Reimer, the then-current Principal Executive Officer and Principal Financial Officer of the Company, resigned her role as the Company’s Principal Executive Officer and Principal Financial Officer.

Mr. Ferreira was appointed the Company’s Principal Executive Officer and Principal Financial Officer by Lake Niassa under the direction of Via Varejo. No family relationship between Mr. Ferreirar and any manager, executive officer or person appointed or selected by the Company to become a manager or executive officer of the Company. The Company has not entered into any transactions with Mr. Ferreira that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Ferreira, age 43, has been serving as the chief financial officer, of banQi Instituição de Pagamento Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil (“banQi”) and 1.43% owned by the Company and 98.57% owned by Lake Niassa, since October 2021, where he is responsible for overseeing the Company’s financial services. He will continue in this position with banQi while performing his duties as the Company’s Principal Executive Officer and Principal Financial Officer. From March 2017 to September 2021, Mr. Ferreira served as the chief financial officer of CONECTCAR, an electronic payment company that operates the opening of toll gates and parking lots in Brazil.

Mr. Ferreira’s current written employee agreement with banQi includes his duties as the Company’s Principal Executive Officer and Principal Financial Officer, and Mr. Ferreira will be fully compensated by banQi in Brazil, including his base salary and annual bonuses, which will be determined by banQi. A copy of Mr. Ferreira’s employee agreement with banQi, is attached as Exhibit 10.1 to this Current Report Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Employee Agreement - Flávio Xavier Ferreira
104	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrier EQ, LLC

Date: February 10, 2022	By:	/s/ Flávio Xavier Ferreira
Flávio Xavier Ferreira
Principal Executive Officer